Exhibit 10.08
                       OPERATING LINE OF CREDIT AGREEMENT

Branch:  989  Derry  Road,  Suite  303,  Mississauga,  Ontario,  L5T  2J8
Date:  February  22,  2002

Laurentian Bank of Canada (the "Bank") and the undersigned borrower (the "Customer") agree as follows:

1. The Bank shall provide to the Customer a revolving credit facility (the "Loan") available by way of Canadian dollar advances (or in such other forms as the Bank may from time to time authorize in writing) up to a maximum aggregate amount of $ CDN 2,500,000.00(the "Credit Limit"), with a sublimit available for advance in US Dollars to a maximum aggregate amount of $US 1,000,000.00.

2.     Whenever  the  aggregate  of  amounts debited to any one or more accounts
(each referred to herein as an "Account") maintained by the Bank for the Customer (including cheques, withdrawals, authorized debit entries, interest, service charges and fees payable to the Bank) shall exceed the aggregate of all amounts credited to any such Account (including any credit balance in such Account), the Bank is hereby authorized, but is not obligated, to credit to any such Account sufficient funds advanced pursuant to the Loan to cover such excess, in integral multiples established by the Bank from time to time.

3. Interest shall accrue on the daily closing balance of the Loan and shall be payable by the Customer monthly, on the first day of every month, both before and after demand, default and judgment, (i) as to Cdn. Dollars at a variable rate per annum equal to the Prime Lending Rate plus one half of one percent (0.5%) percent per annum, and (ii) as to US Dollars at a variable rate per annum equal to the US Base Rate plus one half of one percent (0.5%) percent per annum, with interest on overdue interest at the same rate; provided that the rate of interest hereinbefore mentioned shall be increased by an additional one half percent (0.50%) per annum if the Borrower fails to support at any time during the term of this Agreement any portion of the credit facility provided by the Bank to the Borrower pursuant to an Offer of Finance dated February 15, 2002 by way of a term deposit or cash equivalent in form acceptable to the Bank, in its sole discretion; and further provided that that the rate of interest shall be further increased by a further additional one half percent (0.50%) per annum if the Borrower fails to maintain deposits with the Bank on or before May 30, 2002 in the aggregate amount of $ Cdn 2,500,000.00. The Prime Lending Rate means the annual rate of interest which the Bank establishes and quotes from time to time as the reference rate of interest to determine interest rates it will charge at such time for variable rate commercial loans in Canadian dollars to its customers in Canada and to which it may refer as its "prime rate" or "prime lending rate"; upon any change in the Prime Lending Rate or the US Base Rate, the rate of interest hereunder shall be adjusted automatically and without the necessity of any notice to the Customer. For the information of the Customer, on February 13, 2002, the Prime Lending Rate is Three point Seven-Five (3.75%) percent per annum and the interest rate applicable to the Loan is Four point Two-Five (4.25%) percent per annum when based on the Prime Lending Rate, and the US Base Rate is Five point Two-Five (5.25%) percent per annum. U.S. Base Rate means the annual variable interest rate announced by the Bank from time to time as the reference rate in effect to determine the interest rates applicable to commercial loans in U.S. Dollars granted by the Bank in Canada and based on a calendar year. Upon any change in the US Base Rate, the rate of interest hereunder determined with reference to the US Base Rate shall be adjusted automatically and without the necessity of any notice to the Customer.

4. The Loan shall be repaid by the Customer on demand. The Customer shall not permit the Loan to exceed the lesser of the Credit Limit and the limit determined by any applicable margin requirements. The Bank may refuse to honour any cheque, permit any withdrawal or pay any other item if the Loan exceeds or would, after such cheque, withdrawal or other item, exceed the lesser of the Credit Limit or the limit determined by any such margin requirements. Notwithstanding any such excess which may occur, this Agreement shall continue to apply to the Loan in its entirety.

5. The Bank may cancel the Loan or reduce the Credit Limit at any time without notice to the Customer. In addition, the Loan shall, at the option of the Bank, be cancelled immediately if the Customer defaults in the payment or performance of any obligation to the Bank or if an event of default occurs under any agreement between the Bank and the Customer.

6.     The  Customer  shall  use  the  Loan  solely  for  its business purposes.

7. Interest on the Loan, service charges and other fees charged by the Bank in connection with the operation of any Account as well as other amounts payable by the Customer pursuant to this Agreement, may be deducted from any Account.

8. All amounts received or held on deposit by the Bank (whether in any Account or in any other account(s) at any branch(es) of the Bank), before or after demand or default, may be applied on account of such parts of the Customer's indebtedness or liability hereunder or under any agreement between the Bank and the Customer, as the Bank deems appropriate, and any such application may be changed or varied from time to time.

9. All fees, costs and expenses incurred by the Bank in connection with the Loan or this Agreement (including without limitation the preparation and enforcement of this Agreement and of any security held by the Bank to secure the obligations of the Customer hereunder) shall be immediately due and payable and shall bear interest from due date at the variable annual rate specified in
Section  3  above,  before  and  after  default  and  judgment.

10. If the Loan at any time exceeds the Credit Limit, the rate of interest applicable to the excess shall be the Standard Overdraft Protection Rate, with interest on overdue interest at the same rate. Standard Overdraft Protection Rate means the annual rate of interest which the Bank establishes and quotes from time to time as the rate of interest it will charge at such time for a line of credit by way of overdraft in Canadian dollars to its customers in Canada; upon any change in the Standard Overdraft Protection Rate, the rate of interest stated hereunder as the Standard Overdraft Protection Rate shall be adjusted automatically and without the necessity of any notice to the Borrower. For the information of the Customer, the Standard Overdraft Protection Rate as of February 13, 2002 is twenty-one (21%) percent per annum.

11. The Customer shall, at the Bank's request, issue one or more promissory notes or other acknowledgements of debt with respect to this Agreement (including, without limitation, a supply of signed, blank promissory notes which the Bank shall be authorized to complete on behalf of the Customer). No such note or acknowledgement, whether or not negotiable, shall extinguish any indebtedness, effect novation or repay the Loan or any portion thereof, but shall only evidence the same.

12. No act or omission by the Bank in any manner whatsoever shall extend to or be taken to affect any provision hereof save only express waiver in writing. A waiver of default shall not extend to, or be taken in any manner whatsoever to affect the rights of the Bank with respect to, any subsequent default, whether similar or not. The Customer waives every defence based upon any or all indulgences that may be granted by the Bank.

13. Nothing herein limits the Bank's right to set off the Loan from time to time against the credit balance of the Customer in any Account or in any other account at any branch of the Bank or against any other money which may from time to time be owing to the Customer by the Bank, regardless of the currency in which such Account, account or other money may be denominated, which right is hereby confirmed.

14. Where the undersigned Customers are two or more in number, or where the Customer is a partnership, the obligations of the undersigned (or of all the partners, as the case may be) are joint and several (in Quebec, solidary, waiving the benefits of division and discussion). Nothing herein shall require the express authority of any one or more of the undersigned Customers or such partners for the purpose of a particular debit to any Account or a particular advance under the Loan.

15. Any security for the Loan held by the Bank shall not be released or extinguished by reason of the Loan being repaid, but shall subsist and secure future amounts owing under the Loan until such security is returned or released and discharged in writing by the Bank.

16. Any provision of this Agreement which is invalid or unenforceable under the laws of any jurisdiction in which this Agreement is sought to be enforced shall, as to such jurisdiction and to the extent such provision is invalid or unenforceable, be deemed severable and shall not affect any other provision of this Agreement.

17. This Agreement shall be governed and construed in accordance with the laws of the Province in which the branch of the Bank set forth above is located.

18. Whenever the context so requires, the singular number shall be interpreted as plural, the masculine gender as feminine or neuter and vice versa.

19. This Agreement binds the Customer, its executors, administrators, heirs, successors and assigns and shall enure to the benefit of the Bank and its successors and assigns. The Borrower cannot assign any of its rights or obligations hereunder.

20. Any notice or statement required or permitted to be given hereunder or by law may be delivered, served personally, or given by facsimile transmission, courier or regular mail to the last address of the Customer appearing in the Bank's records. Any such notice or statement shall be deemed to have been received by Customer the same day if delivered or served personally, the next business day if sent by facsimile transmission and on the third business day next following if sent by courier or mail.

21. The existing agreements, as modified or supplemented, governing the operation of the Account or other accounts shall continue to apply to the said Account and other accounts except as modified herein. In the event of any conflict the provisions of this Agreement shall govern. This Agreement shall be in addition to any other debt instrument, security or agreement between the Bank and the Customer.

22. The Customer acknowledges receipt of a duplicate original of this Agreement.

23. The parties have expressly requested that this Agreement and any notices, documents or other writings relating hereto be drawn up in English. Les parties ont express ment exig que la pr sente entente ainsi que tout avis ou autre document s'y rapportant soient r dig s en anglais.

Given  under seal at the Town of Richmond Hill this 22nd  day of February, 2002.

                               1418276  ONTARIO  INC.
                               Name  of  Company
                               Address:30 West Beaver Creek Road, Suite
                               109,  Richmond  Hill,  Ontario  L4B  3K1


                               per:___/s/  Kim  Allen  ______________________
                                           Name:  Kim  Allen
                                           Title:   President
                                           c/s

                               per:_____/s/  Angelo  Boujos___________________
                                             Name:  Angelo  Boujos
                                             Title:    Chairman

                               We  have  authority  to  bind the Corporation

                               LAURENTIAN  BANK  OF  CANADA


                               by:     /s/  Bruce  Knight_____________________
                                       name:
                                       title:

                               and:     /s/  Karim  Habib_____________________
                                        name:
                                        title: